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                                                                      Exhibit 24


                                POWER OF ATTORNEY

         I, the undersigned Director and/or Officer of Conexant Systems, Inc., a Delaware corporation (the "Company"), hereby constitute DENNIS E. O'REILLY, JASMINA A. THEODORE and PETER R. KOLYER, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Registration Statement on Form S-3 to be filed by the Company with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), (i) the resale by certain holders of shares of Common Stock, par value $1 per share, of the Company ("Common Stock") previously issued by the Company in private placements pursuant to Regulation S or Section 4(2) under the Securities Act, including such shares issued (a) to the shareholders of Microcosm Communications Limited in connection with the acquisition by the Company of all of the outstanding shares and options of Microcosm Communications Limited (the "Microcosm Acquisition"); (b) to Oak Technology, Inc. in connection with the acquisition by the Company of the wireless broadband business unit of Oak Technology, Inc.; and
(c) to the shareholders of Istari Design, Inc. in connection with the acquisition by the Company of Istari Design, Inc.; (ii) the resale by certain holders of shares of Common Stock issued or delivered by the Company in private placements pursuant to Regulation S or Section 4(2) under the Securities Act upon the exercise, prior to the effective date of the Registration Statement, of stock options issued in the Microcosm Acquisition under the Company's Microcosm Communications Limited Stock Option Plan; and (iii) the offer and sale by the Company of shares of Common Stock issuable or deliverable upon exercise of stock options issued in the Microcosm Acquisition under the Company's Microcosm Communication Limited Stock Option Plan, and any and all amendments (including post-effective amendments) and supplements to such Registration Statement.



             Signature                                 Title                            Date
             ---------                                 -----                            ----

      /s/ Dwight W. Decker                    Chairman of the Board and
     ----------------------             Chief Executive Officer (principal
        Dwight W. Decker                  executive officer) and Director          February 1, 2000


      /s/ Donald R. Beall                              Director                    February 9, 2000
     ----------------------
         Donald R. Beall

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

      ---------------------                            Director                    February   , 2000
       Richard M. Bressler


     /s/ F. Craig Farrill                              Director                    February 2, 2000
    ----------------------
        F. Craig Farrill


     /s/ Jerre L. Stead                                Director                    February 8, 2000
    --------------------
         Jerre L. Stead

    /s/ Balakrishnan S. Iyer                  Senior Vice President and            February 1, 2000
   --------------------------                   Chief Financial Officer
      Balakrishnan S. Iyer                   (principal financial officer)


      /s/ Steven M. Thomson                  Vice President and Controller         February 2, 2000
     -----------------------                 (principal accounting officer)
        Steven M. Thomson



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